Exhibit 2.1

Share Exchange Agreement

This Share Exchange Agreement, dated as of February 27, 2012, is made by and among Photovoltaic Solar Cells, Inc., a Nevada corporation (the “Acquiror Company”), the entity listed on Schedule I (the “Acquiror Company Principal Shareholder”), MetaStat, Inc., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule II hereto who are shareholders of the Company (collectively, the “Shareholders,” and individually a “Shareholder”), which Shareholders include Warren C. Lau (the “Company Principal Shareholder”).

BACKGROUND

WHEREAS, the Shareholders have agreed to transfer to the Acquiror Company, and the Acquiror Company has agreed to acquire from the Shareholders, 8,349,731 Shares, which Shares constitute 100% of the issued and outstanding shares of the Company, in exchange for approximately 18,369,421 shares of the Acquiror Company’s shares of common stock to be issued on the Closing Date (the “Acquiror Company Shares”), which Acquiror Company Shares shall constitute 95.6% of the issued and outstanding shares of Acquiror Company’s common stock immediately after the closing of the transactions contemplated herein, in each case, on the terms and conditions as set forth herein, and

NOW THEREFORE in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I
DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1           “Accredited Investor” has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit B.

1.2           “Acquired Companies” means, collectively, the Company and the Company Subsidiaries.

1.3           “Acquiror Company Board” means the Board of Directors of the Acquiror Company.

1.4           “Acquiror Company Common Stock” means the Acquiror Company’s common stock, par value US $0.01 per share.

1.5           “Acquiror Company Shares” means the Acquiror Company Common Stock being issued to the Shareholders pursuant hereto.

1.6              “Acquiror Indemnified Parties” has the meaning set forth in Section 11.

1.7           “Affiliate” shall mean, with respect to any Person, any other Person that (a) directly or indirectly, whether through one or more intermediaries or otherwise, controls or is controlled by or is under common control with such Person.  For purposes of this definition, “control” (including with correlative meanings “controlled by” and “under common control with”) of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.  For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

1.8           “Agreement” means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

1.9           [Intentionally Omitted]

1.10        “Closing Date” has the meaning set forth in Section 3.

1.11         “Code” means the Internal Revenue Code of 1986, as amended.

1.12         “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and the Exchange Act.

1.13         “Company” means MetaStat, Inc., a company organized under the laws of Delaware and any subsidiaries.

1.14         “Company Board” means the Board of Directors of the Company.

1.15         “Company Indemnified Party” has the meaning set forth in Section 11.

1.16         “Company Subsidiaries” means all of the direct and indirect Subsidiaries of the Company.

1.17         “Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

1.18         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.19         “Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.20         “Exhibits” means the several exhibits referred to and identified in this Agreement.

1.21         “Form 8-K” means a current report on Form 8-K under the Exchange Act, a draft of which shall be provided to the Acquiror Company prior to the Closing.

1.22         “GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

1.23         “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.24         “Indebtedness” means any obligation, contingent or otherwise.  Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.25         “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.26         “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.27         “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.28         “Material Acquiror Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror Company, of the type and nature that the Acquiror Company is required to file with the Commission.

1.29         “Material Adverse Effect” means, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Company or the Acquired Companies, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Acquiror Company or the Acquired Companies, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Company or the Acquired Companies, as the case may be, operate or (c) result in litigation, claims, disputes or property loss in excess of US$150,000 in the future, and that would prohibit or otherwise materially interfere with the ability of any party to this Agreement to perform any of its obligations under this Agreement in any material respect.

1.30         “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.31         “Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.32         “Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

                  1.33         “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.34         “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.35         “Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

1.36         “Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.37         “Schedule 14(f) Filing” means an information statement filed by the Acquiror Company on Schedule 14f-1 under the Exchange Act.

                   1.38         “Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.39         “SEC Documents” has the meaning set forth in Section 6.25.

1.40         “Section 4(2)” means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.41         “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.42         “Share Exchange” has the meaning set forth in Section 2.1.

1.43         “Shares” means the issued and outstanding shares of the Company as set forth opposite each Shareholders name on Schedule II.

1.44         “Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership or limited liability company; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

1.45         “Survival Period” has the meaning set forth in Section 11.1.

1.46         “Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

1.47         “Tax Group” means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Acquiror Company is now or was formerly a member.

1.48         “Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.49         “Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

1.50         “U.S.” means the United States of America.

1.51         “U.S. Dollars” or “US $” means the currency of the United States of America.

1.52         “U.S. Person” has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit C hereto.

SECTION II
EXCHANGE OF SHARES AND SHARE CONSIDERATION

2.1           Share Exchange.  At the Closing, (i) the Shareholders shall transfer 8,349,731 Shares, representing 100% of all of the issued and outstanding shares of the Company to the Acquiror Company, and, (ii) Acquiror Company shall issue an aggregate of 18,369,421 fully paid and nonassessable shares of Acquiror Company Common Stock (the “Share Exchange”), to each such Shareholder in the amount set forth on Exhibit A.

2.2           Withholding.  The Acquiror Company shall be entitled to deduct and withhold from the Acquiror Company Shares otherwise issuable pursuant to this Agreement to any Shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax Law.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Shareholder in respect of which such deduction and withholding was made.

2.3           Section 368 Reorganization.  For U.S. federal income tax purposes, the Share Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code.  The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status.  The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

2.4        Directors of Acquiror Company at Closing Date.  On the Closing Date, the current director of the Acquiror Company shall appoint Warren C. Lau to serve as a member of the Acquiror Company Board, and shall nominate Oscar Bronsther to serve as a member and Chairman of the Acquiror Company Board and each of David N. Siegel, Patrick T. Mooney and Johan M. (Thijs) Spoor to serve as a member of the Acquiror Company Board, such nominations to be effective on the tenth day after mailing the Schedule 14(f) to the stockholders of record of the Acquiror Company (the “Effective Time”).  On the Closing Date, Harvey Judkowitz shall tender his resignation as a director of the Acquiror Company to be effective at the Effective Time.

2.5         Officers of Acquiror Company at Closing Date.  On the Closing Date, Harvey Judkowitz shall resign from each officer position held at the Acquiror Company and the Acquiror Company Board shall appoint Warren C. Lau to serve as Chief Executive Officer and President, Oscar Bronsther shall serve as Chief Medical Officer and Daniel Schneiderman shall serve as Vice President and Controller.

2.6           Assumption of Company Warrants.  The Acquiror Company shall assume the obligations of all of the outstanding warrants to purchase shares of common stock of the Company as more fully set forth on Schedule 2.6 hereto. The parties agree to execute and deliver to each other such other documents and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Section 2.6.  The assumed warrants will be exercisable for shares of common stock of the Acquiror Company after applying the exchange ratio pursuant to this Agreement to the exercise price and the number of shares issuable pursuant to such assumed warrants.

2.7           Assumption of Company Omnibus Securities and Incentive Plan.  The Acquiror Company shall assume the obligations under the Company’s 2012 Omnibus Securities and Incentive Plan (the “Plan”) and any agreements to issue options or other securities pursuant to the terms of any agreements entered into by the Company pursuant to the Plan as more fully set forth on Schedule 2.7 hereto.  The parties agree to execute and deliver to each other such other documents and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Section 2.7.  The assumed options will be exercisable for shares of common stock of the Acquiror Company after applying the exchange ratio pursuant to this Agreement to the exercise price and the number of shares issuable pursuant to such assumed options.

2.8   Assumption of Company Agreements.  The Acquiror Company shall assume the obligations of the agreements set forth on Schedule 2.8 hereto. The parties agree to execute and deliver to each other such other documents and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Section 2.8.

2.9   Payment of Debts.  Prior to Closing, all debts of Acquiror Company shall be paid, discharged and satisfied in full.

SECTION III
CLOSING DATE

3.1         Closing Date.  The closing of the Share Exchange (the “Closing”) shall take place at 10:00 a.m. Pacific Standard Time on the day all of the closing conditions set forth in Sections 9 and 10 herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”), at the offices of the Silvestre Law Group, P.C. at 31200 Via Colinas, Suite 200, Westlake Village, CA 91362.

SECTION IV
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

4.1         Generally.  The disclosure schedule attached hereto as Schedule III (the “Shareholder Disclosure Schedule”) is divided into sections that correspond to the sections of this Section 4.  The Shareholder Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Section 4.  Except as Disclosed in the Shareholder Disclosure Schedule, each Shareholder, severally and not jointly, hereby represents and warrants, solely with respect to itself and not any other Shareholder, to the Acquiror Company as follows:

4.1.1          Authority.  Such Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Shareholder is a party, and to perform such Shareholder’s obligations under this Agreement and each of the Transaction Documents to which such Shareholder is a party.  This Agreement has been, and each of the Transaction Documents to which such Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Shareholder.  Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Shareholder, this Agreement is, and each of the Transaction Documents to which such Shareholder is a party have been, duly authorized, executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.1.2          No Conflict.  Neither the execution or delivery by such Shareholder of this Agreement or any Transaction Document to which such Shareholder is a party, nor the consummation or performance by such Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of such Shareholder (if such Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholder is a party; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Shareholder, or any of the properties or assets of such Shareholder, may be subject.

4.1.3          Ownership of Shares.  Such Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror Company pursuant to this Agreement, such Shareholder’s Shares free and clear of any and all Liens.  Except as set forth on the Shareholder Disclosure Schedule, there are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Shareholder is a party or by which such Shareholder or such Shareholder’s Shares are bound with respect to the issuance, sale, transfer, voting or registration of such Shareholder’s Shares.  At the Closing Date, the Acquiror Company will acquire good, valid and marketable title to such Shareholder’s Shares free and clear of any and all Liens.

4.1.4          Litigation.  There is no pending Proceeding against such Shareholder that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.1.5          No Brokers or Finders.  No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Shareholder will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2         Investment Representations.  Except as disclosed on the Shareholder Disclosure Schedule, each Shareholder, severally and not jointly, hereby represents and warrants, solely with respect to itself and not any other Shareholder, to the Acquiror Company as follows:

4.2.1          Acknowledgment.  Each Shareholder understands and agrees that the Acquiror Company Shares to be issued pursuant to this Agreement and the Share Exchange have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Company Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, Regulation D for offers and sales to accredited investors, or Regulation S for offers and sales of securities outside the U.S.

4.2.2           Status.  By its execution of this Agreement, each Shareholder represents and warrants to the Acquiror Company as indicated on its signature page to this Agreement, either that:

(a)           such Shareholder is an Accredited Investor; or

(b)           such Shareholder is not a U.S. Person.

Each Shareholder understands that the Acquiror Company Shares are being offered and sold to such Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth in this Agreement, in order that the Acquiror Company may determine the applicability and availability of the exemptions from registration of the Acquiror Company Shares on which the Acquiror Company is relying.

                       4.2.3           Additional Representations and Warranties of Accredited Investors.  Each Shareholder indicating that such Shareholder is an Accredited Investor on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror Company set forth on Exhibit D.

4.2.4           Additional Representations and Warranties of Non-U.S. Persons.  Each Shareholder indicating that it is not a U.S. person on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror Company set forth on Exhibit E .

4.2.5           Stock Legends.  Each Shareholder hereby agrees with the Acquiror Company as follows:

(a)           Securities Act Legend - Accredited Investors.  The certificates evidencing the Acquiror Company Shares issued to those Shareholders who are Accredited Investors, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ SECURITIES ACT ”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)           Securities Act Legend - Non-U.S. Persons.  The certificates evidencing the Acquiror Company Shares issued to those Shareholders who are not U.S. Persons, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ SECURITIES ACT ”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(c)           Other Legends.  The certificates representing such Acquiror Company Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

(d)           Opinion.  No Shareholder will transfer any or all of the Acquiror Company Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Shareholder’s Acquiror Company Shares, without first providing the Acquiror Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror Company) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(e)           Consent.  Each Shareholder understands and acknowledges that the Acquiror Company may refuse to transfer the Acquiror Company Shares, unless such Shareholder complies with this Section 4.2.5 and any other restrictions on transferability set forth in Exhibits D  and  E .  Each Shareholder consents to the Acquiror Company making a notation on its records or giving instructions to any transfer agent of the Acquiror Company’s Common Stock in order to implement the restrictions on transfer of the Acquiror Company Shares.

SECTION V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
AND THE COMPANY PRINCIPAL SHAREHOLDER

The disclosure schedule attached hereto as Schedule III (the “Company Disclosure Schedule”) is divided into sections that correspond to the sections of this Section 5.  The Company Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the sections of this Section 5.  Except as Disclosed in the Company Disclosure Schedule, the Company and the Company Principal Shareholder, severally and not jointly, represents and warrants to the Acquiror Company and the Acquiror Company Principal Shareholder as follows:

5.1         Organization and Qualification. The Company is duly incorporated and validly existing under the laws of  Delaware, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, have a Material Adverse Effect.  The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect.  Set forth on the Company Disclosure Schedule is a list of those jurisdictions in which the Company presently conducts its business, owns, holds and operates its properties and assets.

5.2         Subsidiaries.  Except as set forth on Company Disclosure Schedule, the Company does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3         Organizational Documents.  The copies of all of the Organizational Documents of the Company have been delivered to the Acquiror Company prior to the execution of this Agreement and such copies are true and complete and have not been amended or repealed.  The Company is not in violation or breach of any of the provisions of its Organizational Documents.

5.4         Authorization and Validity of this Agreement.  The Company has all requisite authority and power (corporate and other), authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party, to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party, and to record the transfer of the Shares and the delivery of the new certificates representing the Shares registered in the name of the Acquiror Company.  The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action and do not require from the Company Board or the Shareholders any consent or approval that has not been validly and lawfully obtained.  The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

5.5         No Violation.  Neither the execution nor the delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company are bound ; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Company, or any of the properties or assets owned or used by the Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company, except, in the cases of clauses (b), (c) and (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

             5.6         Binding Obligations.  Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Company, this Agreement and each of the Transaction Documents to which the Company is a party are duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7         Capitalization and Related Matters.

5.7.1                   Capitalization of the Company.  The capitalization of the Company is as set forth on the Company Disclosure Schedule.  Except as set forth on the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, calls, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock.  There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Company.  The issuance of all of the Company’s outstanding securities has been in compliance with applicable state and federal laws.  All issued and outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.  The owners of the securities of the Company own, and have good, valid and marketable title to, all the securities of the Company.

5.7.2           No Redemption Requirements.  There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in or securities of, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

5.8         Shareholders.  Schedule II contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding capital stock of the Company.  Except as expressly provided in this Agreement, no holder of Shares or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise.  There is no voting trust, agreement or arrangement among any of the Shareholders of any capital stock of the Company affecting the exercise of the voting rights of any such capital stock.

5.9         Compliance with Laws and Other Instruments.  Except as would not have a Material Adverse Effect, the business and operations of the Company and its Subsidiaries have been and are being conducted in accordance with all applicable Laws and Orders.  Except as would not have a Material Adverse Effect, the has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Company, and, to the knowledge of the Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated.  Except as would not have a Material Adverse Effect, the Company is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Company is a party or by which any of the Company’s properties, assets or rights are bound or affected.  To the knowledge of the Company, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof.  The Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Company, any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.10       Certain Proceedings.  There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement.  To the Company’s knowledge, no such Proceeding has been threatened.

5.11       No Brokers or Finders.  Except as disclosed in the Company Disclosure Schedule, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Company will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

5.12       Title to and Condition of Properties.  Except as would not have a Material Adverse Effect, the Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted, free and clear of all Liens, except Permitted Liens.  The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

5.13       Board Recommendation.  The Company Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Company and its Shareholders.

5.14       Intellectual Property.  The Company and each of the Company Subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted and as will be described in the Form 8-K without any conflict with the rights of others.

5.15       Due Diligence.  The Company has had the opportunity to perform all due diligence investigations of the Acquiror Company and its business that the Company has deemed necessary or appropriate and to ask all questions of the officers and directors of the Acquiror Company that the Company wished to ask.  The Company has reviewed sufficient information to allow it to make the satisfactory evaluation on the merits and risks of the transactions contemplated by this Agreement.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Acquiror Company set forth in this Agreement, on which each of the Shareholders have relied in making an exchange of his Shares of the Company for the Acquiror Company Shares.

5.16       Liabilities.  Except as indicated in the financial statements to be filed in connection with the Company’s Form 8-K, and those incurred in the ordinary business hereto, since December 31, 2011, neither the Company or the Company Subsidiaries has incurred any external liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) which, individually or in the aggregate, are reasonably likely to cause a Material Adverse Effect.

5.17       Adverse Interest.  No current officer, director or Person known to the Company or the Company Subsidiaries to be the record or beneficial owner in excess of 5% of such entity’s outstanding stock, is a party adverse to the Company or the Company Subsidiaries or has a material interest adverse to the Company or the Company Subsidiaries in any material pending Proceeding.

5.18       No Material Adverse Effect.  Since December 31, 2011, the Company and the Company Subsidiaries has not suffered a Material Adverse Effect.

5.19.     Form 8-K; Financial Statements.  Except as set forth on the Company Disclosure Schedule, the Form 8-K, a draft of which was provided by the Company to the Acquiror Company prior to the Closing (“Form 8-K”), will comply in all material respects as of the filing date thereof with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the Commission promulgated thereunder.  All Material Company Contracts to which the Company is a party or to which the property or assets of the Company are subject will be included as exhibits to the Form 8-K to the extent required under the Exchange Act and the Securities Act, as applicable.  The financial statements of the Company to be included in the Form 8-K will comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as of the time they are filed with the Commission and were prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended.  The disclosure set forth in the Form 8-K as of its filing date regarding the Company will be accurate in all material respects operations of the Company as it exists as of the date thereof.

SECTION VI
REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR COMPANY AND THE ACQUIROR COMPANY PRINCIPAL SHAREHOLDER

The disclosure schedule attached hereto as Schedule IV (the “Acquiror Disclosure Schedule”) is divided into sections that correspond to the sections of this Section 6.  The Acquiror Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the sections of this Section 6.  Except as Disclosed in the Acquiror Disclosure Schedule and/or the SEC Documents, the Acquiror Company, and the Acquiror Company Principal Shareholder, severally and not jointly, represent and warrant to each Shareholder and the Company as follows.

   6.1         Organization and Qualification.  The Acquiror Company is duly organized, validly existing and in good standing under the laws of Nevada, has all requisite corporate authority and power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it.  The Acquiror Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect.   Acquiror Disclosure Schedule sets forth a true, correct and complete list of the Acquiror Company’s jurisdiction of organization and each other jurisdiction in which the Acquiror Company presently conducts its business or owns, holds and operates its properties and assets.

6.2         Subsidiaries.  Except as disclosed in the Acquiror Disclosure Schedule, the Acquiror Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

6.3         Organizational Documents.  True, correct and complete copies of the Organizational Documents of the Acquiror Company have been delivered to the Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents since such date of delivery.  The Acquiror Company is not in violation or breach of any of the provisions of its Organizational Documents.

6.4         Authorization.  The Acquiror Company and the Acquiror Company Principal Shareholder have all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party.  The execution, delivery and performance by the Acquiror Company and the Acquiror Company Principal Shareholder of this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party have been duly authorized by all necessary corporate action and do not, require from the Acquiror Company Board any consent or approval that has not been validly and lawfully obtained.  The execution, delivery and performance by the Acquiror Company and the Acquiror Company Principal Shareholder of this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than such other customary filings with the Commission for transactions of the type contemplated by this Agreement and the Transaction Documents.

6.5         No Violation.  Neither the execution nor the delivery by the Acquiror Company and the Acquiror Company Principal Shareholder of this Agreement or any Transaction Document to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party, nor the consummation or performance by the Acquiror Company and the Acquiror Company Principal Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquiror Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Acquiror Company or the Acquiror Company Principal Shareholder is a party or by which the properties or assets of the Acquiror Company or the Acquiror Company Principal Shareholder is bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Company or the Acquiror Company Principal Shareholder, or any of the properties or assets owned or used by the Acquiror Company or the Acquiror Company Principal Shareholder, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the

Acquiror Company or the Acquiror Company Principal Shareholder or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror Company or the Acquiror Company Principal Shareholder, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

6.6         Binding Obligations.  Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Acquiror Company and the Acquiror Company Principal Shareholder, this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party are duly authorized, executed and delivered by the Acquiror Company and the Acquiror Company Principal Shareholder and constitutes the legal, valid and binding obligations of the Acquiror Company and the Acquiror Company Principal Shareholder, enforceable against the Acquiror Company and the Acquiror Company Principal Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

6.7         Securities Laws.  Assuming the accuracy of the representations and warranties of the Shareholders, contained in Section 4 and Exhibits D and E, the issuance of the Acquiror Company Shares pursuant to this Agreement will be when issued and paid for in accordance with the terms of this Agreement issued in accordance with exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration permit or qualification requirements of all applicable state securities laws.

6.8         Capitalization and Related Matters.

6.8.1           Capitalization.  The capitalization of the Acquiror Company is as set forth in the Acquiror Disclosure Schedule. All issued and outstanding shares of the Acquiror Company’s securities are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights.  At the Closing Date, the Acquiror Company will have sufficient authorized and unissued Acquiror Company’s Common Stock to consummate the transactions contemplated hereby.  There are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Acquiror Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock.  There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Acquiror Company.  The issuance of all of the shares of Acquiror Company’s Common Stock described in the Acquiror Disclosure Schedule have been in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of the Acquiror Company has any right to rescind or bring any other claim against the Acquiror Company for failure to comply under the Securities Act, or state securities laws.

6.8.2           No Redemption Requirements.  There are no outstanding contractual obligations (contingent or otherwise) of the Acquiror Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiror Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

6.8.3           Duly Authorized.  The issuance of the Acquiror Company Shares has been duly authorized and, upon delivery to the Shareholders of certificates therefor in accordance with the terms of this Agreement, the Acquiror Company Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

6.9         Compliance with Laws.  The business and operations of the Acquiror Company have been and are being conducted in accordance with all applicable Laws and Orders.  The Acquiror Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Acquiror Company and, to the knowledge of the Acquiror Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated.  The Acquiror Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Acquiror Company, any event or circumstance relating to the Acquiror Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiror Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10       Certain Proceedings.  There is no pending Proceeding that has been commenced against the Acquiror Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.  To the knowledge of the Acquiror Company, no such Proceeding has been threatened.

6.11       No Brokers or Finders.  Except as disclosed in Schedule 6.11, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and after the Closing, the Acquiror Company Principal Shareholder will indemnify and hold the Acquiror Company and the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

6.12       Absence of Undisclosed Liabilities.  Except as set forth on the Acquiror Disclosure Schedule or in the SEC Documents, as hereafter defined, the Acquiror Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Acquiror Company) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on the Acquiror Disclosure Schedule.  Any and all debts, obligations or liabilities with respect to directors and officers of the Acquiror Company and of the Acquiror Company will be cancelled prior to the Closing.  The Acquiror Company has not incurred any liabilities or obligations under agreements entered into, other than in the usual and ordinary course of business since December 31, 2011.

6.13       Changes.  Except as set forth on Acquiror Disclosure Schedule or in the SEC Documents, the Acquiror Company has, conducted its business in the usual and ordinary course of business consistent with past practice and has not:

6.13.1         Ordinary Course of Business.  Entered into any transaction other than in the usual and ordinary course of business, except for this Agreement and each of the Transaction Documents;

6.13.2         Adverse Changes.  Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business or those that would not have a Material Adverse Effect;

6.13.3         Loans.  Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

6.13.4         Liens.  Created or permitted to exist any Lien on any material property or asset of the Acquiror Company, other than Permitted Liens;

6.13.5         Capital Stock.  Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

6.13.6         Dividends.  Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

6.13.7         Material Acquiror Company Contracts.  Terminated or modified any Material Acquiror Company Contract, except for termination upon expiration in accordance with the terms thereof;

6.13.8         Claims.  Released, waived or cancelled any claims or rights relating to or affecting the Acquiror Company in excess of US $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $10,000 in the aggregate;

6.13.9         Discharged Liabilities.  Paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

6.13.10       Indebtedness.  Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $10,000 in the aggregate, other than professional fees;

6.13.11       Guarantees.  Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

6.13.12       Acquisitions.  Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

6.13.13       Accounting.  Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

6.13.14       Agreements.  Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

6.14       Material Acquiror Company Contracts.  The Acquiror Company has provided to the Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Acquiror Company Contract, including each amendment, supplement and modification thereto.

6.14.1         No Defaults.  Each Material Acquiror Company Contract is a valid and binding agreement of the Acquiror Company that is party thereto, and is in full force and effect.  The Acquiror Company is not in breach or default of any Material Acquiror Company Contract to which it is a party and, to the knowledge of the Acquiror Company, no other party to any Material Acquiror Company Contract is in breach or default thereof.  No event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Acquiror Company Contract or (b) permit the Acquiror Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Acquiror Company Contract.  The Acquiror Company has not received notice of the pending or threatened cancellation, revocation or termination of any Material Acquiror Company Contract to which it is a party.  There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Acquiror Company Contract.

6.15       Employees.

6.15.1         Except as set forth on Acquiror Disclosure Schedule or the SEC Documents, the Acquiror Company has no employees, independent contractors or other Persons providing services to them.  Except as would not have a Material Adverse Effect, the Acquiror Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health.  The Acquiror Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

6.15.2         No director, officer or employee of the Acquiror Company is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Acquiror Company or (b) the ability of the Acquiror Company to conduct its business.  Except as set forth on the Acquiror Disclosure Schedule, each employee of the Acquiror Company is employed on an at-will basis and the Acquiror Company does not have any contract with any of its employees which would interfere with its ability to discharge its employees.

6.16       Tax Returns and Audits.

6.16.1         Tax Returns.  The Acquiror Company has filed all material Tax Returns required to be filed (if any) by or on behalf of the Acquiror Company and has paid all material Taxes of the Acquiror Company required to have been paid (whether or not reflected on any Tax Return).  No Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Acquiror Company that the Acquiror Company is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on the Acquiror Company’s property or assets other than Permitted Liens; and there are no Tax rulings, requests for rulings, or closing agreements relating to the Acquiror Company for any period (or portion of a period) that would affect any period after the date hereof.

6.16.2         No Adjustments, Changes.  Neither the Acquiror Company nor any other Person on behalf of the Acquiror Company (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

6.16.3         No Disputes.  There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiror Company, nor is any such claim or dispute pending or contemplated.  The Acquiror Company has delivered to the Company true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiror Company, if any, since its inception and any and all correspondence with respect to the foregoing.

6.16.4       Not a U.S. Real Property Holding Corporation.  The Acquiror Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

6.16.5        No Tax Allocation, Sharing.  The Acquiror Company is not and has not been a party to any Tax allocation or sharing agreement.

6.16.6              No Other Arrangements.  The Acquiror Company is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code.  The Acquiror Company is not a “consenting corporation” within the meaning of Section 341(f) of the Code.  The Acquiror Company does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code.  The Acquiror Company does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter.  During the last two years, the Acquiror Company has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code.  The Company is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

6.17       Material Assets.  The financial statements of the Acquiror Company set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by the Acquiror Company.

6.18       Litigation; Orders.  There is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Acquiror Company, threatened against or affecting the Acquiror Company or any of Acquiror Company’s properties, assets, business or employees.  To the knowledge of the Acquiror Company, there is no fact that might result in or form the basis for any such Proceeding.  The Acquiror Company is not subject to any Orders.

6.19       Licenses.  The Acquiror Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Acquiror Company to engage in its business as currently conducted and to permit the Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “Acquiror Company Permits”).  The Acquiror Company has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for the Acquiror Company to engage in its business as currently conducted and to permit the Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  The Acquiror Company Permits are valid and in full force and effect.  No event has occurred or circumstance exists that may (with or without notice or lapse of time):  (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Acquiror Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Acquiror Company Permit.  The Acquiror Company has not received notice from any Governmental Authority or any other Person regarding:  (a) any actual, alleged, possible or potential contravention of any Acquiror Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Acquiror Company Permit.  All applications required to have been filed for the renewal of such Acquiror Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Acquiror Company Permits have been duly made on a timely basis with the appropriate Persons.  All Acquiror Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

6.20       Interested Party Transactions.  Except as set forth on the Acquiror Disclosure Schedule or the SEC Documents, no officer, director or stockholder of the Acquiror Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Acquiror Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Acquiror Company any goods or services; or (2) a beneficial interest in any contract or agreement to which the Acquiror Company is a party or by which it may be bound or affected.

6.21       Governmental Inquiries.  The Acquiror Company has provided to the Company a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Acquiror Company from any Governmental Authority, and the Acquiror Company’s response thereto, and each material written statement, report or other document filed by the Acquiror Company with any Governmental Authority.

6.22       Bank Accounts and Safe Deposit Boxes.  Except as set forth on the Acquiror Disclosure Schedule, the Acquiror Company does not have any bank or other deposit or financial account, nor does the Acquiror Company have any lock boxes or safety deposit boxes.

6.23       Intellectual Property.  The Acquiror Company does not own, use or license any Intellectual Property in its business as presently conducted.

6.24       Title to Properties.  The Acquiror Company owns (with good and marketable title in the case of real property) or holds under valid leases the rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens.

6.25       SEC Documents; Financial Statements.  Except as set forth on the Acquiror Disclosure Schedule, the Acquiror Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (or such shorter period as the Acquiror Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “ SEC Documents ”).  As of their respective dates, the SEC Documents and any registration statements filed under the Securities Act (the “Registration Statements ”) complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents or Registration Statements, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  All Material Acquiror Company Contracts to which the Acquiror Company is a party or to which the property or assets of the Acquiror Company are subject have been appropriately filed as exhibits to the SEC Documents and the Registration Statements as and to the extent required under the Exchange Act and the Securities Act, as applicable.  The financial statements of the Acquiror Company included in the Registration Statement and the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Acquiror Company as at the dates thereof and the results of its operations and cash flows for the periods then ended.  The Acquiror Company was originally organized as a bona fide operating business without any pre-existing plan or strategy that the Acquiror Company would serve primarily as a merger or acquisition candidate for an unidentified company or companies.  The disclosure set forth in the SEC Documents and Registration Statements regarding the Acquiror Company’s business is current and complete and accurately reflects operations of the Acquiror Company as it exists as of the date hereof.

6.26       Stock Option Plans; Employee Benefits.

6.26.1         The Acquiror Company has no stock option plans providing for the grant by the Acquiror Company of stock options to directors, officers or employees.

6.26.2         The Acquiror Company has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided the Acquiror Company.

6.26.3         Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Acquiror Company, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Acquiror Company, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual.  No agreement, arrangement or other contract of the Acquiror Company provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Acquiror Company.

6.27       Money Laundering Laws.  The operations of the Acquiror Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “ Money Laundering Laws ”) and no Proceeding involving the Acquiror Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror Company, threatened.

6.28       Board Recommendation.  The Acquiror Company Board, by unanimous written consent, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror Company’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

SECTION VII
COVENANTS OF THE ACQUIROR COMPANY

7.1         SEC Documents.  From and after the Closing Date, in the event the Commission notifies the Acquiror Company of its intent to review any SEC Document filed prior to the Closing Date or the Acquiror Company receives any oral or written comments from the Commission with respect to any SEC Document filed prior to the Closing Date or any disclosure regarding the Acquiror Company’s business or operations, as in existence through the date hereof in any SEC Document or registration statement filed after the Closing Date, the Acquiror Company shall promptly notify the Acquiror Company Principal Shareholder and the Acquiror Company Principal Shareholder shall fully cooperate with the Acquiror Company in connection with such review and response.

7.2         Schedule 14(f) Information Statement.  As soon as practicable following the Closing Date, the Acquiror Company will file and mail a Schedule 14(f) information statement to the stockholders of record of the Acquiror Company.

7.3         Form 8-K.  As soon as practicable following the Closing Date, the Acquiror Company shall file the Form 8-K.

SECTION VIII
COVENANTS AND AGREEMENTS OF THE PARTIES

8.1         Corporate Examinations and Investigations.  Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of the Company and the Acquiror Company (and any Subsidiary) as each party may reasonably request.  In order that each party may have the full opportunity to do so, the Company and the Acquiror Company, the Company Principal Shareholder and the Acquiror Company Principal Shareholder shall furnish each party and its representatives during such period with all such information concerning the affairs of the Company or the Acquiror Company or any Subsidiary as each party or its representatives may reasonably request and cause the Company or the Acquiror Company and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives.  Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

8.2         Cooperation; Consents.  Prior to the Closing, each party shall cooperate with the other parties and shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other Persons the consent or approval of which, or the license or permit from which is required for the consummation of the Share Exchange and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

8.3         Conduct of Business.  Subject to the provisions hereof, from the date hereof through the Closing, each of the Company, the Acquiror Company, the Acquiror Company Principal Stockholder and the Company Principal Stockholder shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability (except in the ordinary course of its business) not required or specifically contemplated hereby, without first obtaining the written consent of the Company and the holders of a majority of voting stock of the Company, on the one hand, and the Acquiror Company and the holders of a majority of the Acquiror Company Common Stock, on the other hand.  Without the prior written consent of the Company, the Shareholders, the Company Principal Shareholder, the Acquiror Company or the Acquiror Company Principal Shareholder, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any warranties and representations of such party untrue in any material respect as of the Closing.

  8.4         Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any known Proceeding which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of either the Company or the Acquiror Company or any of their respective Subsidiaries.

  8.5         Notice of Default.  From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

8.6         Public Disclosure.  Except to the extent previously disclosed or to the extent the parties are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld.  To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the transaction, it shall, if possible, immediately notify the other party prior to such disclosure and provide the opportunity for the other party to make reasonable comments to such disclosure.

              8.7         Assistance with Post-Closing SEC Reports and Inquiries.  Upon the reasonable request of the Company, after the Closing Date, the Acquiror Company Principal Shareholder shall use its reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of the Acquiror Company occurring, reported or filed prior to the Closing, as may be necessary or required by the Acquiror Company for the preparation of the post-Closing Date reports that the Acquiror Company is required to file with the Commission to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any Commission comments relating thereto or any Commission inquiry thereof.

8.8         Transfers.  Except as contemplated by the Transaction Documents from the date hereof through the Closing, the Acquiror Company Principal Shareholder will not sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the shares of the Acquiror Company owned by it as set forth in the Acquiror Disclosure Schedule and the Shareholders will not sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Shares.

SECTION IX
CONDITIONS PRECEDENT OF THE ACQUIROR COMPANY

The Acquiror Company’s obligation to acquire the Shares and to take the other actions required to be taken by the Acquiror Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror Company, in whole or in part):

9.1         Accuracy of Representations.  The representations and warranties of the Company, the Company Principal Shareholder and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.  The representations and warranties of the Company and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

9.2         No Force Majeure Event.  There shall not have been any delay, error, failure or interruption in the conduct of the business of the Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.3         Consents.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and/or the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company or the Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

9.4         Certificate of Officer.  The Company will have delivered to the Acquiror Company a certificate executed by an officer of the Company, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2, and 9.3 relating to the Company.

9.5         Certificate of Shareholders and Company Principal Shareholder.  As soon as reasonably practicable following the Closing Date, each Shareholder and Company Principal Shareholder shall deliver to the Acquiror Company a certificate executed by such individual, if a natural person, or an authorized officer of the entity, if an entity, certifying the satisfaction of the conditions specified in Section 9.1 relating to such Shareholder or Company Principal Shareholder.

9.6         Documents.  The Company, the Company Principal Shareholder and the Shareholders must, except as provided below, deliver to the Acquiror Company at the Closing:

9.6.1           as soon as reasonably practicable following the Closing Date, share certificates evidencing the number of Shares held by each Shareholder (as set forth in Exhibit A), along with executed share transfer forms transferring such Shares to the Acquiror Company together with a certified copy of a board resolution of the Company approving the registration of the transfer of such shares to Acquiror Company (subject to Closing and payment of stamp duty);

9.6.2           each of the Transaction Documents to which the Company, the Company Principal Shareholder and/or the Shareholders is a party, duly executed;

9.6.3           such other documents as the Acquiror Company may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Company, the Company Principal Shareholder and the Shareholders pursuant to Section 9.1, (B) evidencing the performance of, or compliance by the Company, the Company Principal Shareholder and the Shareholders with, any covenant or obligation required to be performed or complied with by the Company, the Company Principal Shareholder or the Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Section 9, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

            9.7         No Proceedings.  There must not have been commenced or threatened against the Acquiror Company, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

9.8         No Claim Regarding Stock Ownership or Consideration.  There must not have been made or threatened by any Person, other than persons listed on Schedule I  hereto, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Acquiror Company Shares.

9.9          Form 8-K.  The Company and the Company Principal Shareholder must deliver to the Acquiror Company a draft of the Form 8-K describing the transaction contemplated by the Transaction Documents.

9.10          Contemporaneous Financing.  The consummation of a private placement of the Acquiror Company equity securities in an amount not less than $525,000.

SECTION X
CONDITIONS PRECEDENT OF THE COMPANY,
THE COMPANY PRINCIPAL SHAREHOLDER
AND THE SHAREHOLDERS

The Shareholders’ obligation to transfer the Shares and the obligations of the Company and the Company Principal Shareholder to take the other actions required to be taken by the Company and the Company Principal Shareholder in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Company, the Company Principal Shareholder and the Shareholders jointly, in whole or in part):

10.1       Accuracy of Representations.  The representations and warranties of the Acquiror Company and Acquiror Company Principal Shareholder set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.  The representations and warranties of the Acquiror Company and Acquiror Company Principal Shareholder set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

10.2       No Force Majeure Event.  There shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

10.3       Consents.

10.3.1         All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

10.3.2         Without limiting the foregoing, the Schedule 14(f) Filing shall have been prepared to be filed with the Commission by the Acquiror Company after the Closing Date.

10.4       Certificate of Officer.  The Acquiror Company will have delivered to the Company a certificate, dated the Closing Date, executed by an officer of the Acquiror Company, certifying the satisfaction of the conditions specified in Sections 10.1, 10.2, and 10.3 relating to the Acquiror Company.

10.5       Certificate of Acquiror Company Principal Shareholder.  The Acquiror Company Principal Shareholder will have delivered to the Company a certificate, dated the Closing Date, executed by such Acquiror Company Principal Shareholder, certifying the satisfaction of the conditions specified in Section 10.1 relating to the Acquiror Company Principal Shareholder.

10.6       Documents.  The Acquiror Company must have caused the following documents to be delivered to the Company and/or the Shareholders:

10.6.1         share certificates evidencing each Shareholder’s pro rata share of the Acquiror Company Shares (as set forth in Exhibit A );

10.6.2         a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Acquiror Company, (B) the resolutions of the Acquiror Company Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Acquiror Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror Company is a party;

10.6.3         a Certificate of Good Standing of the Acquiror Company that is dated within five (5) business days of the Closing;

10.6.4         each of the Transaction Documents to which the Acquiror Company is a party, duly executed;

10.6.5         the resignation of Harvey Judkowitz as an officer of the Acquiror Company on the Closing Date;

10.6.6         Acquiror Company Board Resolutions (i) increasing the size of the board to five (5) members, (ii) appointing Warren C. Lau to serve as a member of the Acquiror Company Board and as President and Chief Executive Officer, (iii) appointing Oscar Bronsther to serve as Chief Medical Officer and Daniel Schneiderman to serve as Vice President and Controller and (iv)  nominating Oscar Bronsther to serve as a member and Chairman of the Acquiror Company Board and each of David N. Siegel, Patrick T. Mooney and Johan M. (Thijs) Spoor to serve as a member of the Acquiror Company Board, with such appointments to be effective on the Effective Time.

10.6.7         a statement from the Acquiror Company’s transfer agent regarding the number of issued and outstanding shares of common stock immediately before the Closing; and

10.6.8         such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Acquiror Company pursuant to Section 10.1, (ii) evidencing the performance by the Acquiror Company of, or the compliance by the Acquiror Company with, any covenant or obligation required to be performed or complied with by the Acquiror Company, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

10.7       No Proceedings.  Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror Company, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

10.8       No Claim Regarding Stock Ownership or Consideration.  There must not have been made or threatened by any Person, other than persons listed on  Schedule I  hereto any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Acquiror Company Common Stock or any other stock, voting, equity, or ownership interest in, the Acquiror Company, or (b) is entitled to all or any portion of the Acquiror Company Shares.

10.9       No Liability.  There must not be any outstanding obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) of the Acquiror Company, whether or not known to the Acquiror Company.

10.10       Conversion of Debt to Equity.  All outstanding debt of the Acquiror Company shall have been converted into such number of shares of Acquiror Company Common Stock such that there will be 840,000 shares of Acquiror Company Common Stock outstanding immediately prior to the Closing Date.

SECTION XI
INDEMNIFICATION; REMEDIES

11.1       Survival.  All representations, warranties, covenants, and obligations in this Agreement shall expire twenty-four (24) months following the date this Agreement is executed (the “Survival Period”).  The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

11.2       Indemnification by the Acquiror Company Principal Shareholder.  From and after the execution of this Agreement until the expiration of the Survival Period, the Acquiror Company Principal Shareholder shall indemnify and hold harmless the Acquiror Company, the Company and the Shareholders (collectively, the “Company Indemnified Parties”), from and against any damages arising, directly or indirectly, from or in connection with:

11.2.1           any breach of any representation or warranty made by the Acquiror Company or the Acquiror Company Principal Shareholder in this Agreement or any Transaction Document or in any certificate delivered by the Acquiror Company pursuant to this Agreement;

11.2.2           any breach by the Acquiror Company or the Acquiror Company Principal Shareholder of any covenant or obligation of the Acquiror Company in this Agreement or any Transaction Document required to be performed by the Acquiror Company or the Acquiror Company Principal Shareholder on or prior to the Closing Date; or

11.2.3           any and all losses, claims, damages, or liabilities against the Acquiror Company or the Acquiror Company Principal Shareholder, occurring on or prior to the Closing Date which are not previously disclosed.

Notwithstanding anything to the contrary contained herein, the Acquiror Company and the Acquiror Company Principal Shareholder’s total indemnification obligations under this Section 11 shall be limited to and shall not under any circumstances exceed US $50,000.

11.3          Indemnification by the Acquiror Company and Company Principal Shareholder.  From and after the execution of this Agreement until the expiration of the Survival Period, the Acquiror Company and Company Principal Shareholder shall indemnify and hold harmless the Acquiror Company Principal Shareholder (except with respect to any claims arising pursuant to Section 11.3.3 below with regard to any claim against the Acquiror Company Principal Shareholder) and the Acquiror Company’s officers, directors and agents, who are acting immediately before the Closing Date (collectively, the “Acquiror Indemnified Parties”), from and against any damages arising, directly or indirectly, from or in connection with:

11.3.1           any breach of any representation or warranty made by the Company or the Company Principal Shareholder in this Agreement or any Transaction Document or in any certificate delivered by the Company or the Company Principal Shareholder pursuant to this Agreement;

11.3.2           any breach by the Company or the Company Principal Shareholder of any covenant or obligation of the Company or the Company Principal Shareholder in this Agreement or any Transaction Document required to be performed by the Company or the Company Principal Shareholder on or prior to the Closing Date or after the Closing Date or by the Acquiror Company after the Closing Date; or

11.3.3           any and all losses, claims, damages, or liabilities against the Company Principal Shareholder, occurring on or after the Closing Date.

Notwithstanding anything to the contrary contained herein, the Acquiror Company and the Company Principal Shareholder’s total indemnification obligations under this Section 11 shall be limited to and shall not under any circumstances exceed US $50,000.

 11.4       Breach by the Shareholders or the Company Principal Shareholder.  Nothing in this Section 11 shall limit the Acquiror Company’s right to pursue any appropriate legal or equitable remedy against any Shareholder or Company Principal Shareholder with respect to any damages from and after the execution of this Agreement, until the expiration of the Survival Period arising, directly or indirectly, from or in connection with: (a) any breach by such Shareholder or Company Principal Shareholder of any representation or warranty made by such Shareholder or Company Principal Shareholder in this Agreement or in any certificate delivered by such Shareholder or Company Principal Shareholder pursuant to this Agreement or (b) any breach by such Shareholder or Company Principal Shareholder of any covenants or obligation in this Agreement required to be performed on or prior to the Closing Date or after the Closing Date.  All claims of the Acquiror Company pursuant to this Section 11.4 shall be brought by the Acquiror Company Principal Shareholder on behalf of the Acquiror Company and those Persons who were stockholders of the Acquiror Company immediately prior to the Closing Date.

SECTION XII
GENERAL PROVISIONS

12.1       Expenses.  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

12.2       Public Announcements.  The Acquiror Company shall promptly, but no later than four (4) business days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby.  The Acquiror Company shall also file with the Commission the Form 8-K describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date. Prior to the Closing Date, the Company and the Acquiror Company shall consult with each other with respect to the Form 8-K, the press release and any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of no less than three (3) calendar days, of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

12.3       Confidentiality.

12.3.1         The Acquiror Company, the Acquiror Company Principal Shareholder, the Shareholders and the Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

12.3.2         In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 12.3.1, the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 12.3.  If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

12.3.3         If the transactions contemplated by this Agreement are not consummated, each party will return or destroy all of such written information each party has regarding the other party.

12.4       Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine).  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 12.4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Acquiror Company: Photovoltaic Solar Cells, Inc. 61Broadway, 32nd. Floor New York, NY 10006 Telephone No.: (212) 930-9700 Facsimile No.: 212-930-9725	with a copy, which shall not constitute notice, to: Silvestre Law Group, P.C. 31200 Via Colinas, Suite 200 Westlake Village, CA 91362 Telephone No.: 818-597-7552 Facsimile No.: 818-597-7551

If to the Company: MetaStat, Inc. 4 Autumnwood Court The Woodlands, TX 77380 Attention: Warren C. Lau, President and CEO Telephone No.: (281) 363-0003 Facsimile No. (281) 292-9224	with a copy, which shall not constitute notice, to: Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attention: David J. Levine, Esq. Telephone No.: 212-407-4923 Facsimile No.: 212-818-1184

12.5       Arbitration.  Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitration award in any court having jurisdiction.

12.6       Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.7       Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                   12.8       Entire Agreement and Modification.  This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

12.9       Assignments, Successors, and No Third-Party Rights.  No party may assign any of its rights under this Agreement without the prior consent of the other parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties.  Except as set forth in Section 11.3 hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.10     Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.11     Section Headings, Construction.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

12.12     Governing Law.  This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.

12.13     Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Acquiror Company: Photovoltaic Solar Cells, Inc. Signed: /s/ Harvey Judkowitz Printed name: Harvey Judkowitz Title: President	Acquiror Company Principal Shareholder: Waterford Capital Acquisition Co. IX, LLC Signed: /s/ Craig Rosato Printed name: Craig Rosato

Company: MetaStat, Inc. Signed: /s/ Warren C. Lau Printed name: Warren C. Lau Title: President and CEO	Company Principal Shareholder: Signed: /s/ Warren C. Lau Printed name: Warren C. Lau

 [Signatures Continue]

 COUNTERPART SIGNATURE PAGE

(FOR ISSUANCES TO AN ENTITY PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ENTITY NAME:

By: ______________________

Name: ____________________

Title:  _____________________

OFFSHORE DELIVERY INSTRUCTIONS:

PRINT EXACT NAME IN WHICH YOU WANT

THE SECURITIES TO BE REGISTERED

Attn:     ______________________

Address:         ______________________

Phone No.          ______________________

Facsimile No.             ______________________

COUNTERPART SIGNATURE PAGE

(FOR ISSUANCES TO AN INDIVIDUAL PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Name:______________________

OFFSHORE DELIVERY INSTRUCTIONS:

PRINT EXACT NAME IN WHICH YOU WANT

THE SECURITIES TO BE REGISTERED

Attn:       ______________________

Address:      ______________________

Phone No.      ______________________

Facsimile No.       ______________________

COUNTERPART SIGNATURE PAGE

(FOR ISSUANCES TO AN ENTITY PURSUANT TO SECTION 4(2))

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ENTITY NAME:

By:______________________

Name:______________________

Title:______________________

Circle the category under which you are an “accredited investor” pursuant to Exhibit B:

1           2           3           7           8

PRINT EXACT NAME IN WHICH YOU WANT

THE SECURITIES TO BE REGISTERED

Attn:     ______________________

Address:   ______________________

Phone No.       ______________________

Facsimile No.       ______________________

COUNTERPART SIGNATURE PAGE

(FOR ISSUANCES TO AN INDIVIDUAL PURSUANT TO SECTION 4(2))

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Name: ______________________

Circle the category under which you are an “accredited investor” pursuant to Exhibit B:

4           5           6

PRINT EXACT NAME IN WHICH YOU WANT

THE SECURITIES TO BE REGISTERED

Attn:   ______________________

Address:    ______________________

Phone No.    ______________________

Facsimile No.______________________

SCHEDULE I

ACQUIROR COMPANY PRINCIPAL SHAREHOLDER

    This Disclosure Schedule is being furnished by Acquiror Company and Acquiror Company Principal Shareholder in connection with the execution and delivery of that certain Share Exchange Agreement dated as of February 27, 2012, (the "Agreement") by and among Photovoltaic Solar Cells, Inc., a Nevada corporation ("Acquiror Company"), MetaStat, Inc., a Delaware corporation (the "Company"), the shareholders of the Company named in Schedule II of the Agreement (the "Shareholders") and the Acquiror Company shareholder listed in this Schedule I (the "Acquiror Company Principal Shareholder").  Unless the context otherwise requires, all capitalized terms used in this Schedule I shall have the respective meanings assigned to them in the Agreement.

Name of Acquiror Company Principal Shareholder:

    Waterford Capital Acquisition Co. IX, LLC, a Delaware limited liability company.

SCHEDULE II

[See Exhibit A]

DISCLOSURE SCHEDULE III

February 27, 2012

This Disclosure Schedule has been prepared by MetaStat, Inc. (the “Company”) in connection with the representations and warranties set forth in the Share Exchange Agreement dated February 27, 2012 (the “ExchangeAgreement”) by and among Photovoltaic Solar Cells, Inc., a Nevada corporation (the “Acquiror Company”), the entity listed on Schedule I of the Exchange Agreement (the “Acquiror Company Principal Shareholder”), MetaStat, Inc., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule II to the Exchange Agreement who are shareholders of the Company (collectively, the “Shareholders,” and individually a “Shareholder”), which shareholders include Warren C. Lau (the “Company Principal Shareholder”).  The representations and warranties of the Company contained in the Exchange Agreement shall be subject to the corresponding provisions set forth herein.

Unless otherwise expressly provided for in the Exchange Agreement, anything disclosed herein shall be the exceptions to the corresponding representations and warranties of the Company. The section numbers of this Disclosure Schedule correspond to the section numbers of the Exchange Agreement.  No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, and nothing in this Disclosure Schedule constitutes an admission of any liability or obligation of the Company to any third party, nor an admission against its interest.

Capitalized terms used in this Disclosure Schedule but not otherwise defined shall have the same meaning as given to them in the Exchange Agreement.

Schedule 2.6
Outstanding Warrants to be Assumed by Acquiror Company

Warrants @ $1.50
Matthew Balk	65,000
Jason Adelman	25,000
Daniel Schneiderman	10,000
Total Warrants @ $1.50	100,000

Warrants @ $2.00
MKM Opportunity Master Fund, Ltd.	235,001
One East Partners Master LP	83,333
One East Partners Opportunities LP	83,333
Andrew Mitchell	30,000
Anil Narang	16,667
David Wiener Rev. Trust	16,667
Kate Wiener Rev. Trust	16,667
Stephen M. Wolf	16,667
Steve Golden	16,667
Barry A. Silkowitz	12,500
David N. Siegel Revocable Trust dated April 7, 2010	12,334
Katherine Wiener	8,334
Hyannis Port Capital, Inc. (John B. Wilson)	8,334
Jason Adelman	8,334
Jeff Hermanson (Matt Petcoff)	8,334
Revach Fund, LP	8,334
Scott Campbell	7,500
Rohan Campbell	6,667
Alberto M. Sutton 1999 Investment Trust	6,667
Steven Ostrofsky	6,667
Stuart E. Katz, M.D., Carmen Scoseria Katz, JTWROS	6,500
Richard Hoffman	5,001
David Wiener cust Hans Wiener	5,000
David Wiener cust Weston Wiener	5,000
David Wiener cust Enzo Wiener	5,000
Robert Bernstein	7,500
James H. Engen	5,000
Emily Sara Siegal 1999 Trust	4,000
Roger Sherman	3,500
The Elliot Sutton 1999 Investment Trust	3,334
Johan M. Spoor	3,334
Mark Eugene Reaman	3,333
Marsha Bronsther	3,334
J. Bradley Engen	2,500
Ryan H. Engen	2,500
Elliot Groffman	1,667
Matthew Levine	1,667
Tim Engen	1,667
Mark Wierenga	1,667
Total Warrants @ $2.00	680,511
Total Warrants Outstanding	780,511

Schedule 2.7
Outstanding Options to be Assumed by Acquiror Company

Stock Options
Warren C. Lau	125,000
John Condeelis	122,500
Matthew Balk	75,000
Oscar Bronsther	75,000
Daniel Schneiderman	25,000
David Seigel	25,000
Joan Jones	15,000
Frank Gertler	15,000
Joseph Sparano	15,000
Thomas Rohan	15,000
Total Stock Options Outstanding	507,500

Schedule 2.8
Assumptions of Company Agreements

The Sponsored Research Agreement by and between Cornell University for and on behalf of its Joan & Sanford I Weill Medical College, Albert Einstein College of Medicine of Yeshiva University, a division of Yeshiva University and MetaStat, Inc. dated April 14, 2011.

The Consulting Agreement for Services between MetaStat, Inc. and Burnham Hill Advisors, LLC dated November 14th, 2011.

Retainer Agreement for legal services by and between Loeb & Loeb LLP and MetaStat, Inc. dated April 28, 2010.

Retainer Agreement for legal services by and between Morgan Lewis LLP and MetaStat, Inc. dated August 1, 2010.

Retainer Agreement for accounting services by and between MaloneBailey, LLP and MetaStat, Inc. dated October 17, 2011.

Agreement between Blauson Media and MetaStat, Inc. dated February 7, 2011 for website design and custom animation.

Consulting Agreement (Clinical/Scientific Advisory Board) by and between MetaStat, Inc. and:

John Condeelis, Ph.D.	Dated: 10/1/10
Joan Jones, M.D.	Dated: 10/1/10
Thomas Rohan, M.D.	Dated: 10/1/10
Joseph Sparano ,M.D.	Dated: 10/1/10
David Rimm, M.D. Ph.D.	Dated: 10/1/10

Consulting Agreement (Pathology Services) by and between MetaStat, Inc. and:

Joan Jones, M.D.	Dated: 4/1/11
Brian Robinson, M.D.	Dated: 4/1/11
Timothy D’Alfonso, M.D.	Dated: 4/1/11
Maja Oktay, M.D., Ph.D.	Dated: 4/1/11

License Agreement by and among the Company and Albert Einstein College of Medicine, Cornell University, M.I.T., and the IFO Regina Elena Cancer Center dated as of August 26, 2010.

Schedule 4.1.2
No Conflict

The Company entered into a STOCK SUBSCRIPTION AGREEMENT and a STOCKHOLDERS AGREEMENT coincident with the execution of the Company’s LICENSE AGREEMENT with Albert Einstein College of Medicine, Cornell University, M.I.T., and the IFO Regina Elena Cancer Center. The STOCK SUBSCRIPTION AGREEMENT and the STOCKHOLDERS AGREEMENT cover provisions for issue of the Company’s equity (such equity included in Schedule 4.1.3) to the above named institutions as partial consideration for the granting of the LICENSE AGREEMENT and also include provisions such as participation rights in future financings, co-sale rights, and certain limited anti-dilution rights.

Schedule 4.1.3
Shareholder Ownership of Shares

See Schedules 2.6, 2.7 and 4.1.2 which are incorporated herein

Holders	Shares Exchanged
Matthew Balk	715,000
Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University	522,837
MKM Opportunity Master Fund, Ltd.	469,999
Daniel Balk	420,000
David Balk	420,000
Warren C. Lau	400,000
Massachusetts Institute of Technology	374,874
Jason Adelman	346,667
IFO Regina Elena Cancer Institute	348,560
David Siegel	262,500
Marsha Bronsther	216,667
Michael Goldberg	210,000
Frank Gertler, Ph.D.	186,178
Richard Hoffman	167,500
One East Partners Master LP	166,667
One East Partners Opportunities LP	166,667
Cornell University	174,279
Andrew Mitchell	165,000
Daniel Schneiderman	162,500
Richard Melnick	157,500
Julia Balk	150,000
Jonathan Balk	136,500
Cass Adelman Cust. Jasper G Adelman UTMA NY	135,000
Cass G. Adelman Cust. Philippa G Adelman UTMA NY	125,000
Robert Bernstein	115,000
Elliot Groffman	108,333
David Wiener	105,000
Chaim Davis	105,000
Craig Pierson	105,000
David & Marilyn Balk JTWROS	105,000
Pat Mooney	105,000
Rob Nathan	105,000
Sean R. Campbell	105,000
David and Margaret Skriloff Irrev. Des. Trust FBO Olivia Skriloff	78,750
David and Margaret Skriloff Irrev. Des. Trust FBO Samuel Skriloff	78,750
Elizabeth A. Lau	60,000
Travis R. Lau	60,000
Matthew Levine	45,334
Kate Wiener Rev. Trust	33,334
Narang Family Partnership LP	33,333
David Wiener Rev. Trust	33,333
Stephen M. Wolf	33,333
Steve Golden	33,333
Barry A. Silkowitz	25,000
David N. Siegel Revocable Trust dated April 7, 2010	24,667
Katherine Wiener	16,667
Hyannis Port Capital, Inc. (John B. Wilson)	16,667
Jeff Hermanson	16,667
Revach Fund, LP	16,667
Scott Campbell	15,000
Rowan Campbell	13,334
Alberto M. Sutton 1999 Investment Trust	13,334
Steven Ostrofsky	13,334
Stuart E. Katz, M.D., Carmen Scoseria Katz, JTWROS	13,000
Jonanthan Balk Cust. UTMA/UGMA Amara Balk	10,500
Jonanthan Balk Cust. UTMA/UGMA Dharma Balk	10,500
David Wiener cust Hans Wiener	10,000
David Wiener cust Weston Wiener	10,000
David Wiener cust Enzo Wiener	10,000
James H. Engen	10,000
Emily Sara Siegal 1999 Trust	8,000
Roger Sherman	7,000
The Elliot Sutton 1999 Investment Trust	6,667
Johan M. Spoor	6,667
Mark Eugene Reaman	6,666
Robert M. Bernstein IRA	5,000
J. Bradley Engen	5,000
Ryan H. Engen	5,000
Tim Engen	3,333
Mark Wierenga	3,333
Totals	8,349,731

Schedule 5.1
Company Organization and Qualification

The Company is duly incorporated and validly existing under the laws of  Delaware, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof. The Certificate of MetaStat, Inc. was filed in the Office of the Secretary of State of the State of Delaware, Division of Corporations at 2:15 P.M. EDT on August 24, 2010 SRV 100853631- 4863787 FILE.

Schedule 5.2
Company Subsidiaries

None.

Schedule 5.7.1
Capitalization of the Company

The Company has 8,349,731 shares of its common stock issued and outstanding (see Schedule 4.1.3) and has 780,511 common stock purchase warrants issued and outstanding with exercise prices ranging between $1.50 and $2.00 per share (see Schedule 2.6), and 507,500 stock options issued and outstanding with a strike price equal to $1.50 per share (see Schedule 2.7)

The Company entered into a STOCK SUBSCRIPTION AGREEMENT and a STOCKHOLDERS AGREEMENT coincident with the execution of the Company’s LICENSE AGREEMENT with Albert Einstein College of Medicine, Cornell University, M.I.T., and the IFO Regina Elena Cancer Center. The STOCK SUBSCRIPTION AGREEMENT and the STOCKHOLDERS AGREEMENT cover provisions for issue of the Company’s equity (such equity included in Schedule 4.1.3) to the above named institutions as partial consideration for the granting of the LICENSE AGREEMENT and also include provisions such as participation rights in future financings, co-sale rights, and certain limited anti-dilution rights.

Schedule 5.9
Compliance with Laws and Other Instruments

The Company is in compliance with all laws and other instruments.

Schedule 5.10
Certain Proceedings

None.

Schedule 5.11
Company Brokers or Finders

None.

Schedule 5.12
Title and Condition to Properties

None.

Schedule 5.14
Intellectual Property

1.
U.S. Provisional Patent Application No. 61/276,263, entitled “Tumor Microenvironment of Metastasis (TMEM) and Uses Thereof in Diagnosis, Prognosis, and Treatment of Tumors”, inventors: Frank Gertler, John Condeelis, Thomas Rohan, and Joan Jones; assigned to MIT, Cornell (D-4846) and Einstein (96700/1532);

2.
U.S. Continuation-in-part of PCT/US08/1343, entitled “Metastasis specific splice variants of Mena and uses thereof in diagnosis, prognosis and treatment of tumors”, inventors: John Condeelis, Sumanta Goswami, Paola Nistico, and Frank Gertler; assigned to Einstein, IFO and MIT (96700/1343);

3.
U.S. Patent Application No. 12/462,324, entitled “Metastasis specific splice variants of Mena and uses thereof in diagnosis, prognosis and treatment of tumors”, inventors: John Condeelis, Sumanta Goswami, Paola Nistico, and Frank Gertler; assigned to Einstein, IFO and MIT (96700/1533);

4.
European Patent Application No. 08713370.8, entitled “Metastasis specific splice variants of Mena and uses thereof in diagnosis, prognosis and treatment of tumors”, inventors: John Condeelis, Sumanta Goswami, Paola Nistico, and Frank Gertler; assigned to Einstein, IFO and MIT (96700/1534); and

5.
Canadian Patent Application No. 2,676,179, entitled “Metastasis specific splice variants of Mena and uses thereof in diagnosis, prognosis and treatment of tumors”, inventors: John Condeelis, Sumanta Goswami, Paola Nistico, and Frank Gertler; assigned to Einstein, IFO and MIT (96700/1535).

Schedule 5.16
Liabilities

Schedule 5.17
Adverse Interest

None.

Schedule 5.18
No Material Adverse Effect

None.

Schedule 5.19
Form 8-K; Financial Statements

The disclosures set forth in the Company’s Financial Statements and the Form 8-K regarding the Company will be accurate in all material respects as of the filing date thereof.

SCHEDULE IV

ACQUIROR COMPANY PRINCIPAL SHAREHOLDER

    This Disclosure Schedule is being furnished by Acquiror Company and Acquiror Company Principal Shareholder in connection with the execution and delivery of that certain Share Exchange Agreement dated as of February 27, 2012 (the "Agreement") by and among Photovoltaic Solar Cells, Inc., a Nevada corporation ("Acquiror Company"), MetaStat, Inc., a Delaware corporation (the "Company"), the shareholders of the Company named in Schedule II of the Agreement (the "Shareholders") and the Acquiror Company shareholder listed in Schedule I (the "Acquiror Company Principal Shareholder").  Unless the context otherwise requires, all capitalized terms used in this Schedule VI shall have the respective meanings assigned to them in the Agreement.  The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement, provided, hoever, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be deemed reasonably appropriate.

6.1	Nevada

6.8

	Common Issued and Outstanding	840,000
	Common Stock Purchase Warrants	350,000

	Ordinary expenses and payables incurred in connection with the transaction.	$ 9,500

6.12

           Acquiror Company anticipates it will incur up to $9,500 comprising of transfer agent fees, filing fees, etc. that will not be paid or discharged by Acquiror Company prior to the closing.

6.13.5, 6.13.8, and 6.13.9

           Issuance of 345,595 common shares as payment of loans, wages and expenses incurred prior to closing.

           Issuance of 337,500 common stock purchase warrants for $21,000.

6.15.1

Harvey Judkowitz -- CEO
Robert Scherne -- Financial Reporting
Silvestre Law Group, P.C. -- Legal

6.20

           Issuance of: (i) 13,000 common shares, and (ii) 6,250 common stock purchase warrants to Harvey Judkowitz as payment in full for service rendered to the Acquiror Company through the Closing Date.

           Issuance of: (i) 13,000 common shares, and (ii) 6,250 common stock purchase warrants to Robert Scherne as payment in full for service rendered to the Acquiror Company through the Closing Date.

           Issuance of 10,000 common shares to Richard Friedman as payment in full for service rendered to the Acquiror Company through the Closing Date.

           Issuance of 309,595 common shares to Waterford Capital Acquisition Co. IX, LLC as payment in full for $336,075.28 of outstanding loans and advances.

6.25

           The initial filing of the Acquiror Company quarterly reports on form 10-Q, for the periods ended August 31, 2011 and November 30, 2011 did not contain XBRL filings and accordingly, such filings are deemed to have been filed late.  The Acquiror Company filed amendments to both filings on February 23, 2011 to comply with the requirements of the Exchange Act.

EXHIBIT A
SHARES AND ACQUIROR COMPANY SHARES TO BE EXCHANGED

Holders	Shares Exchanged	Shares of Acquiror Company to be Received
Matthew Balk	715,000	1,573,000
Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University	522,837	1,150,242
MKM Opportunity Master Fund, Ltd.	469,999	1,033,998
Daniel Balk	420,000	924,000
David Balk	420,000	924,000
Warren C. Lau	400,000	880,000
Massachusetts Institute of Technology	374,874	824,723
Jason Adelman	346,667	762,668
IFO Regina Elena Cancer Institute	348,560	766,832
David Siegel	262,500	577,500
Marsha Bronsther	216,667	476,668
Michael Goldberg	210,000	462,000
Frank Gertler, Ph.D.	186,178	409,592
Richard Hoffman	167,500	368,500
One East Partners Master LP	166,667	366,668
One East Partners Opportunities LP	166,667	366,668
Cornell University	174,279	383,414
Andrew Mitchell	165,000	363,000
Daniel Schneiderman	162,500	357,500
Richard Melnick	157,500	346,500
Julia Balk	150,000	330,000
Jonathan Balk	136,500	300,300
Cass G. Adelman Cust. Jasper G Adelman UTMA NY	135,000	297,000
Cass G. Adelman Cust. Philippa G Adelman UTMA NY	125,000	275,000
Robert Bernstein	115,000	253,000
Elliot Groffman	108,333	238,333
David Wiener	105,000	231,000
Chaim Davis	105,000	231,000
Craig Pierson	105,000	231,000
David & Marilyn Balk JTWROS	105,000	231,000
Pat Mooney	105,000	231,000
Rob Nathan	105,000	231,000
Sean R. Campbell	105,000	231,000
David and Margaret Skriloff Irrev. Des. Trust FBO Olivia Skriloff	78,750	173,250
David and Margaret Skriloff Irrev. Des. Trust FBO Samuel Skriloff	78,750	173,250
Elizabeth A. Lau	60,000	132,000
Travis R. Lau	60,000	132,000
Matthew Levine	45,334	99,735
Kate Wiener Rev. Trust	33,334	73,335
Narang Family Partnership LP	33,333	73,333
David Wiener Rev. Trust	33,333	73,333
Stephen M. Wolf	33,333	73,333
Steve Golden	33,333	73,333
Barry A. Silkowitz	25,000	55,000
David N. Siegel Revocable Trust dated April 7, 2010	24,667	54,268
Katherine Wiener	16,667	36,668
Hyannis Port Capital, Inc. (John B. Wilson)	16,667	36,668
Jeff Hermanson	16,667	36,668
Revach Fund, LP	16,667	36,668
Scott Campbell	15,000	33,000
Rowan Campbell	13,334	29,335
Alberto M. Sutton 1999 Investment Trust	13,334	29,335
Steven Ostrofsky	13,334	29,335
Stuart E. Katz, M.D., Carmen Scoseria Katz, JTWROS	13,000	28,600
Jonanthan Balk Cust. UTMA/UGMA Amara Balk	10,500	23,100
Jonanthan Balk Cust. UTMA/UGMA Dharma Balk	10,500	23,100
David Wiener cust Hans Wiener	10,000	22,000
David Wiener cust Weston Wiener	10,000	22,000
David Wiener cust Enzo Wiener	10,000	22,000
James H. Engen	10,000	22,000
Emily Sara Siegal 1999 Trust	8,000	17,600
Roger Sherman	7,000	15,400
The Elliot Sutton 1999 Investment Trust	6,667	14,668
Johan M. Spoor	6,667	14,668
Mark Eugene Reaman	6,666	14,666
Robert M. Bernstein IRA	5,000	11,000
J. Bradley Engen	5,000	11,000
Ryan H. Engen	5,000	11,000
Tim Engen	3,333	7,333
Mark Wierenga	3,333	7,333
Totals	8,349,731	18,369,421

EXHIBIT B

Definition of “Accredited Investor”

The term “accredited investor” means:

(1)
A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “ Investment Company Act ”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3)
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

(4)	A director or executive officer of the Acquiror Company.

(5)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000.

(6)
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7)
A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

(8)
An entity in which all of the equity owners are accredited investors.  (If this alternative is checked, the Shareholder must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

EXHIBIT C

Definition of “U.S. Person”

(1)	“U.S. person” (as defined in Regulation S) means:

(i)	Any natural person resident in the United States;

(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. person;

(iv)	Any trust of which any trustee is a U.S. person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)
Any partnership or corporation if:  (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2)
Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a “ U.S. person. ”

(3)	Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(i)	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii)	The estate is governed by foreign law.

(4)
Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5)
Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6)	Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a “ U.S. person ” if:

(i)	The agency or branch operates for valid business reasons; and

(ii)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “ U.S. persons. ”

EXHIBIT D

ACCREDITED INVESTOR REPRESENTATIONS

Each of the Shareholders indicating that it is an Accredited Investor, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

1.	Such person or entity qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

2.
Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder’s interests in connection with the transactions contemplated by this Agreement.

3.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

4.
Such person or entity understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

5.	Such person or entity has had access to the Acquiror Company’s publicly filed reports with the SEC.

6.
Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Acquiror Company Shares.

7.
Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

8.
Such person or entity is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

9.	Such person or entity is acquiring the Acquiror Company Shares for such person’s or entity’s, as the case may be, own account, for investment and not for distribution or resale to others.

10.
Such person or entity will not sell or otherwise transfer the Acquiror Company Shares, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

11.	Such person or entity understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act.

12.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.5(a).

13.
Such person or entity represents that the address furnished on its signature page to this Agreement and in Exhibit A is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14.
Such person or entity understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

15.
Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.

EXHIBIT E
NON U.S. PERSON REPRESENTATIONS

Each Shareholder indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

16.	At the time of (a) the offer by the Acquiror Company and (b) the acceptance of the offer by such person or entity, of the Acquiror Company Shares, such person or entity was outside the United States.

17.
No offer to acquire the Acquiror Company Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such person or entity or its representatives inside the United States.

18.
Such person or entity is not purchasing the Acquiror Company Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

19.
Such person or entity will make all subsequent offers and sales of the Acquiror Company Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act.  Specifically, such person or entity will not resell the Acquiror Company Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “ Distribution Compliance Period ”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

20.	Such person or entity is acquiring the Acquiror Company Shares for such Shareholder’s own account, for investment and not for distribution or resale to others.

21.
Such person or entity has no present plan or intention to sell the Acquiror Company Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Company Shares and is not acting as a Distributor of such securities.

22.
Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Company Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

23.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.5(b).

24.
Such person or entity is not acquiring the Acquiror Company Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

25.
Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

26.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

27.
Such person or entity understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

28.	Such person or entity has had access to the Acquiror Company’s publicly filed reports with the SEC.

29.
Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Acquiror Company Shares.

30.
Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

31.
Such person or entity is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

32.
Such person or entity will not sell or otherwise transfer the Acquiror Company Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

33.	Such person or entity understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act.

34.
Such person or entity represents that the address furnished on its signature page to this Agreement and in Exhibit A is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

35.
Such person or entity understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

36.
Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.